                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

 Check the appropriate box:
 --------------------------
[ ] Preliminary proxy statement
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           HUMAN GENOME SCIENCES, INC.
                (Name of Registrant as Specified in Its Charter)

                           HUMAN GENOME SCIENCES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
         -----------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
         ----------------------------------------------------------------------
(2)      Form, schedule or registration statement no.:
         ----------------------------------------------------------------------
(3)      Filing party:
         ----------------------------------------------------------------------
(4)      Date filed:
         ----------------------------------------------------------------------

- ------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.


                                       -1-


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                                   SUPPLEMENT
                              DATED MAY 8, 1996 TO
                                 PROXY STATEMENT
                                       OF
                           HUMAN GENOME SCIENCES, INC.


         Subsequent to the date as of which information as to beneficial ownership of Common Stock is given in the Proxy Statement of Human Genome
Sciences, Inc. (the "Company"), HealthCare Ventures III, L.P. ("HCV III") and HealthCare Ventures IV, L.P. ("HCV IV") have sold Common Stock of the Company in a private sale and distributed most of the remaining shares of Common Stock held by them to the general and limited partners of HCV III and HCV IV. As a result, the number of shares of Common Stock beneficially owned by HCV III, HCV IV, directors of the Company who are general partners of the general partner of HCV III and HCV IV, and U.S. Trust, and Joshua Ruch, a director of the Company who are distributees of HCV III and HCV IV at the date hereof is as follows:

                                            Number of
Name and Address                           Shares Owned         Percent Owned
- ----------------                           ------------         -------------

HealthCare Ventures III, L.P.                 234,493(1)              1.3%
 Twin Towers at Metro Park
 379 Thornall Street
 Edison, NJ  08837

HealthCare Ventures IV, L.P.                   68,740(2)               *
 Twin Towers at Metro Park
 379 Thornall Street
 Edison, NJ  08837

James H. Cavanaugh, Ph.D.                     386,258(3)              2.1%
 Twin Towers at Metro Park
 379 Thornall Street
 Edison, NJ  08837

William Crouse                                333,462(3)              1.8%
 Twin Towers at Metro Park
 379 Thornall Street
 Edison, NJ  08837

U.S. Trust                                  1,012,005(4)              5.4%
 c/o Rho Management Inc.
 767 Fifth Avenue
 New York, NY 10153

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Joshua Ruch                                 1,220,349(5)              6.5%
 C/O Rho Management Co., Inc.
 767 Fifth Avenue
 New York, NY  10153

* Percentage is less than 1% of the total number of outstanding shares of the Company.


- --------
1 Includes 155,845 shares of Common Stock owned of record by HCV III and 39,324 shares of Common Stock issuable upon exercise of warrants owned by HCV III that are currently exercisable. Messrs. Cavanaugh, Werner, Crouse, and Littlechild are general partners of HealthCare Partners III, L.P. ("HCP III"). HCP III, the general partner of HCV III, has the power to vote and to dispose or direct the disposition of shares owned by HCV III. Does not include 113,254 shares of Common Stock owned by the general partners of HCP III.

2 Includes 45,646 shares of Common Stock owned of record by HCV IV and 11,547 shares of Common Stock issuable upon exercise of warrants owned by HCV IV that are currently exercisable. Messrs. Cavanaugh, Werner, Crouse, and Littlechild are general partners of HealthCare partners IV, L.P. ("HCP IV"). HCV IV, the general partner of HCV IV, has the power to vote and to dispose or direct the disposition of shares owned by HCV IV. Does not include 113,254 shares of Common Stock owned by the general partners of HCP IV.

3 Includes 201,491 shares of Common Stock owned by HCV III and HCV IV and 50,871 shares of Common Stock issuable upon exercise of warrant owned by HCV III and HCV IV that are currently exercisable. Messrs. Cavanaugh and Crouse are general partners of HCP III and HCP IV, the general partners of HCV III and HCV IV, respectively. See also footnotes 1 and 2 above.

4 Includes 6,005 shares of Common Stock issuable upon exercise of warrants owned by U.S. Trust that are currently exercisable. Joshua Ruch, a director of the Company, and Jan Philipp F. Reemtsma are deemed to be the beneficial owners of the shares held by U.S. Trust. See also footnote 5.

5 Mr. Ruch has investment authority over Mr. Reemtsma's shares of Common Stock through his position with Rho Management Company, Inc. and may be deemed to share voting and dispositive power over the 1,006,000 shares of Common Stock owned by U.S. Trust and the 6,005 shares of Common Stock issuable upon exercise of warrants beneficially owned by Mr. Reemtsma through U.S. Trust. Also includes 910 shares of Common Stock issuable upon exercise of warrants, 20,000 shares of Common Stock held in the name of the Rho Management Co. Inc., Savings Plan, and 600 shares of Common Stock held for the account of family members of Mr. Ruch. See also footnote 4.